Exhibit 99.1





NEWS RELEASE                                        For further information:
FOR IMMEDIATE RELEASE                               PERFECTDATA CORPORATION
Tuesday, July 8, 2003
                                                    Harris A. Shapiro
                                                    Chairman of the Board
                                                    (805) 581-4000



                    SUPERCOM LTD. AND PERFECTDATA CORPORATION
                     ENTER INTO DEFINITIVE MERGER AGREEMENT

Raanana,  Israel and Simi Valley,  CA - July 8, 2003 - SuperCom  (NASDAQ Europe:
SPRC), an Israel-based developer of smart card and ID solutions, and PerfectData Corporation (OTC Bulletin Board: PERF.OB), announced today that they entered into a definitive merger agreement. As part of the proposed merger, if approved by the respective shareholders, PerfectData plans to change its name to SuperCom Corporation or similar name. The terms of the proposed merger are as previously reported.

SuperCom (http://www.supercomgroup.com) is one of the world leaders in research, development and marketing of advanced technologies and products for government secured ID projects and Smart Card production technology. The Company provides customized solutions and advanced technologies to produce secure and durable documents such as national identity cards, passports, visas, driving licenses and vehicle registration.

The closing of the merger agreement is subject to various conditions, including shareholder approvals, the registration of the shares issued to SuperCom shareholders on a Registration Statement on Form S-4, Israeli Governmental entity approvals, Nasdaq Europe and Belgian law approvals and other conditions related to the obligations of SuperCom and PerfectData under the merger agreement.

Commenting on the announcement, Avi Schechter, CEO of SuperCom, stated, "This merger agreement is an important step toward migrating our business operations to the United States which we believe will be the core market for our products. We also believe that the merger will both significantly increase the liquidity of shares of SuperCom's stock as well as allow Supercom to access the U.S. capital markets when appropriate."

Harris Shapiro, CEO of PerfectData, commented, "I firmly believe that this transaction with SuperCom provides an outstanding opportunity to maximize shareholder value for the PerfectData shareholders." - 2 -

About SuperCom

SuperCom Ltd. (Nasdaq Europe: SPRC) is one of the world leaders in research, development and marketing of advanced technologies and products for government secured ID projects and Smart Card production technology. SuperCom provides customized solutions and advanced technologies to produce secure and durable documents such as national identity cards, passports, visas, driving licenses and vehicle registration. SuperCom also provides application software for the management of national population registries. Together with its subsidiaries, SuperCom offers advanced, innovative and flexible solutions in contactless smart card technologies. Headquartered in Israel, SuperCom has offices in the United States, Hong Kong and China.

About PerfectData

PerfectData Corporation based in Simi Valley, California, designs and markets a broad line of computer, office care and maintenance products and accessories. The products are designed to eliminate or minimize contamination in and around computers and office automation equipment, and to enhance user performance.

For further information, please contact:
Mr. Eyal Tuchman, CFO, SuperCom
Tel +972-97750800
E-mail: eyalt@supercomgroup.com
www.supercomgroup.com

Additional Information and Where to Find It PerfectData will be filing relevant documents concerning this transaction with the Securities and Exchange Commission, including a Registration Statement on Form S-4 containing a joint prospectus/proxy statement. PERFECTDATA AND SUPERCOM URGES INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain the joint prospectus/proxy statement and other documents that will be filed by PerfectData with the Commission free of charge at the Commission's web site (http://www.sec.gov) or by directing a request after such a filing is made to PerfectData Corporation, 110 West Easy Street, Simi Valley, California 93065-1689, Tel: (805) 581-4000, Attn: Irene J. Marino, Vice President Finance or to SuperCom Ltd., Millennium Building, 3 Tidhar Street, P.O. Box 2094, Raanana 43665, Israel +972-9-7750800, Attn: Eyal Tuchman.

PerfectData and its directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the proposed merger. Information about PerfectData directors and executive officers and their ownership of PerfectData voting securities is set forth in the proxy statement for PerfectData's 2002 annual meeting of stockholders as filed with the Commission on November 18, 2002. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement regarding the proposed transaction when it becomes available.

                                                       - 3 -

Safe Harbor

This news release contains forward-looking statements. Such statements are valid only as of today, and we disclaim any obligation to update this information. These statements, which include, but are not limited to, the successful completion of the proposed merger and the benefits expected to be derived therefrom, are subject to known and unknown risks and uncertainties that may cause actual future experience and results to differ materially from the statements made. These statements are based on our current beliefs and expectations as to such future outcomes.